UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)

(612) 605-6625

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 22, 2021, JAMF Holdings, Inc., a wholly-owned subsidiary of Jamf Holding Corp. (the “Company”), entered into (i) a First Amendment to the Letter Agreement, dated as of October 20, 2017, with Dean Hager, the Company’s chief executive officer and director; (ii) a First Amendment to the Letter Agreement, dated as of November 20, 2017, with Jill Putman, the Company’s chief financial officer; and (iii) a First Amendment to the Letter Agreement, dated as of November 20, 2017, with John Strosahl, the Company’s chief revenue officer (collectively, the “Amendments”). The material terms of the Amendments are as follows:

•	Upon a termination by the Company without Cause or for Good Reason by the applicable executive (as those terms are defined in the Amendments) (each, a “Qualifying Termination”), a cash severance payment equal to 12 months, six months, and six months of base salary for Mr. Hager, Mr. Strosahl, and Ms. Putman, respectively, or 18 months, 12 months, and 12 months of base salary for Mr. Hager, Mr. Strosahl, and Ms. Putman, respectively, if such termination occurs within a Change of Control Period (as such term is defined in the Amendments) (such period, as applicable for each executive, the “Severance Period”);

•	Upon a Qualifying Termination, payment or reimbursement for COBRA continuation coverage for the applicable Severance Period;

•	In the event a Qualifying Termination occurs during a Change of Control Period (i) the prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels and (ii) 100% of outstanding unvested equity awards that vest based on continued employment or service will accelerate and vest as of the termination date; and

•	Upon a Qualifying Termination (i) any unpaid base salary through the termination date; (ii) any bonus earned but unpaid with respect to the calendar year ending on or preceding the termination date; (iii) any accrued but unused vacation, payable in accordance with the Company’s vacation policy as in effect on the termination date, and (iv) reimbursement for any unreimbursed business expenses incurred through the termination date.

The foregoing description of the Amendments does not purport to be complete and its qualified in its entirety to the full text of the Amendments, which are attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment, dated as of April 22, 2021, to the Letter Agreement between JAMF Holdings, Inc. and Dean Hager
10.2	First Amendment, dated as of April 22, 2021, to the Letter Agreement between JAMF Holdings, Inc. and Jill Putman
10.3	First Amendment, dated as of April 22, 2021, to the Letter Agreement between JAMF Holdings, Inc. and John Strosahl
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: April 26, 2021	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer